EX-FILING FEES

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Federal Realty Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Table 1:Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares	457(o)(1)			$500,000,000	$0.0000927	$46,350

	Total Offering Amounts					$500,000,000		$46,350

	Total Fees Previously Paid							—

	Total Fee Offsets							$16,220

	Net Fee Due							$30,130

(1)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the registrant initially deferred payment of all of the registration fee for Registration Statement No. 333-262016 filed on January 5, 2022.

(2)

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Federal Realty Investment Trust(1)	424(b)(5)	333-255863	May 7, 2021		$16,220(2)	Equity	Common Shares		$174,968,277

Fee Offset Sources	Federal Realty Investment Trust	424(b)(5)	333-224701		February 24, 2021						$54,550

Fee Offset Sources	Federal Realty Investment Trust	424(b)(5)	333-255863		May 7, 2021						$10,435

(1)	The registrant has terminated the offering that included the unsold securities under the prior registration statement.
(2)

On February 24, 2021, Federal Realty Investment Trust (the predecessor of the Registrant, referred to as the “Predecessor”) filed a prospectus supplement registering an offering of $500,000,000 of aggregate offering amount of common shares (the “Initial Prospectus Supplement”). In connection with the filing of the Initial Prospectus Supplement, the Predecessor made a contemporaneous fee payment in the amount of $54,550. On May 7, 2021, the Predecessor terminated the offering to which the Initial Prospectus Supplement pertained. At the time of such termination, there remined $404,357,716 in aggregate offering amount of unsold securities under the Initial Prospectus Supplement. Also on May 7, 2021, the Predecessor filed a prospectus supplement registering a new offering of $500,000,000 of aggregate offering amount of common shares (the “Second Prospectus Supplement”). The total filing fee due with respect to the Second Prospectus Supplement was $54,550. Under Securities Act Rule 457(p), the Predecessor offset the total filing fee due by $44,115, which represented the portion of the filing fee paid in connection with the Initial Prospectus Supplement associated with the unsold securities thereunder. As a result of such offset, the Predecessor made a contemporaneous fee payment of $10,435 in connection with the Second Prospectus Supplement. As of February 14, 2022, the filing date of the prospectus supplement to which this Exhibit 107 pertains (the “Current Prospectus Supplement”), the Registrant (as the successor to the Predecessor) terminated the offering to which the Second Prospectus Supplement pertained, and there remained $174,968,277 in aggregate offering amount of unsold securities thereunder.

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